EXHIBIT 23.3

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Registration Statement of NewBridge Bancorp on Form S-4, of our report dated March 25, 2013, relating to the financial statements of CapStone Bank as of December 31, 2012 and 2011 and for each of the years then ended.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Elliott Davis, PLLC

Richmond, Virginia

December 23, 2013